Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Plan Administrator of the

CIBER, Inc. Savings 401(k) Plan:

We consent to incorporation by reference in the Registration Statements (Form S-8 Nos. 333-81320 and 333-61287) pertaining to the Savings 401(k) Plan of CIBER, Inc. of our report dated June 13, 2007, with respect to the financial statements and schedule of the CIBER, Inc. Savings 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Denver, Colorado
June 13, 2007